Registration No. 333-_____

As filed with the Securities and Exchange Commission on December, 2022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TAT TECHNOLOGIES LTD.
(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Gibori Israel 7, Netanya 4250407 Israel
(Address of Principal Executive Offices) (Zip Code)

TAT Technologies Ltd. 2022 Stock Option Plan
(Full title of the plans)

Chief Executive Officer Limco-Piedmont, Inc. 5304 S. Lawton Avenue Tulsa, Oklahoma 74107
(Name and address of agent for service)

918-445-4300
(Telephone number, including area code, of agent for service)

Copies to:
Idan Lidor and Shahar Hananel, Adv. Naschitz, Brandes, Amir & Co. 5 Tuval Street Tel-Aviv 6789717, Israel Tel: 972 3-623-5000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and "Emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller Reporting Company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 is to register 550,000 Ordinary Shares for issuance under the Registrant’s 2022 Stock Option Plan, or the Plan.

Item 8.	EXHIBITS.

4.1	Memorandum of Association of the Registrant. *

4.2	Articles of Association of the Registrant, as amended and restated. **

4.3	Specimen Certificate for Ordinary Shares. *

4.4	Company's 2022 Stock Option***

4.5	Form of 102 Stock Option Agreement (Israel).

4.6	Form of Stock Option Agreement (US).

5.1	Opinion of Naschitz, Brandes, Amir & Co., Advocates

23.1	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited.

23.2	Consent of Naschitz, Brandes, Amir & Co., Advocates (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement)

107	Calculation of Registration Fee
______________________________________

*	Filed as Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2021, and incorporated herein by reference.

**	Filed as Exhibit 1.2 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2021, and incorporated herein by reference. .

***
Filed as Appendix C of Exhibit 1 to the Registrant’s Proxy Statement for Annual and Extraordinary General Meeting filed with the Securities and Exchange Commission on October 3, 2022, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Netanya, State of Israel on December 20, 2022.

TAT Technologies Ltd.

By: /s/ Ehud Ben-Yair
Name: Ehud Ben-Yair
Title: Chief Financial Officer